Exhibit 99.1

NanoVibronix Extends Distribution Agreement with Its Largest Distributor for PainShield and PainShield Plus

Extension Provides for Guaranteed Purchase Minimums

ELMSFORD, N.Y., August 23, 2023 (Business Wire) — NanoVibronix, Inc., (NASDAQ: NAOV), a medical device company that produces the UroShield®, PainShield® and WoundShield® Surface Acoustic Wave (SAW) Portable Ultrasonic Therapeutic Devices, today announced that it has conditionally extended its distribution agreement with Ultra Pain Products, Inc. (“UPPI”) for the company’s PainShield® and PainShield Plus®.

Under the terms of the extended agreement, UPPI will continue to be the exclusive distributor of PainShield and PainShield Plus devices to the Durable Medical Equipment distribution sector of the healthcare market in the United States. The agreement provides for an immediate re-stocking order and minumum purchase guarantees through the end of 2023.

Brian Murphy, Chief Executive Officer of NanoVibronix, Inc., commented, “Since executing the original distribution agreement in 2020, UPPI has grown to be our largest distributor of PainShield and PainShield Plus. The team at UPPI understands the importance of providing clinicians and patients with non-narcotic/non-opiate clinincally-supported modalities to reduce the economic burden on the healthcare system and limit the amount of lost working days for injured workers,1 which makes them a valuable channel for our products.

“Our efforts to obtain full approval from the Centers for Medicare & Medicaid Services (‘CMS’) continue. We submitted the final report with our application to CMS in March 2023, and we remain hopeful for a favorable outcome. If approved, reimbursements could begin as early as October 1 of this year. The new agreement with UPPI takes into consideration approval from CMS and provides for modifications that consider the opportunities afforded through reimbursement.”

1 https://ultrapainpro.com/about-us/

About NanoVibronix, Inc.

NanoVibronix, Inc. (NASDAQ: NAOV) is a medical device company headquartered in Elmsford, New York, with research and development in Nesher, Israel, focused on developing medical devices utilizing its patented low intensity surface acoustic wave (SAW) technology. The proprietary technology allows for the creation of low-frequency ultrasound waves that can be utilized for a variety of medical applications, including for disruption of biofilms and bacterial colonization, as well as for pain relief. The devices can be administered at home without the assistance of medical professionals. The Company’s primary products include PainShield® and UroShield®, which are portable devices suitable for administration at home without assistance of medical professionals. Additional information about NanoVibronix is available at: www.nanovibronix.com

Forward-looking Statements

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified; consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with: (i) market acceptance of our existing and new products or lengthy product delays in key markets; (ii) negative or unreliable clinical trial results; (iii) inability to secure regulatory approvals for the sale of our products; (iv) intense competition in the medical device industry from much larger, multinational companies; (v) product liability claims; (vi) product malfunctions; (vii) our limited manufacturing capabilities and reliance on subcontractor assistance; (viii) insufficient or inadequate reimbursements by governmental and/or other third party payers for our products; (ix) our ability to successfully obtain and maintain intellectual property protection covering our products; (x) legislative or regulatory reform impacting the healthcare system in the U.S. or in foreign jurisdictions; (xi) our reliance on single suppliers for certain product components, (xii) the need to raise additional capital to meet our future business requirements and obligations, given the fact that such capital may not be available, or may be costly, dilutive or difficult to obtain; (xiii) our conducting business in foreign jurisdictions exposing us to additional challenges, such as foreign currency exchange rate fluctuations, logistical and communications challenges, the burden and cost of compliance with foreign laws, and political and/or economic instabilities in specific jurisdictions; and (xiv) market and other conditions. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at: http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events, or otherwise, except as required by law.

Investor Contacts:

Brett Maas, Managing Principal, Hayden IR, LLC

brett@haydenir.com

(646) 536-7331

SOURCE: NanoVibronix, Inc.